ELEVENTH AMENDMENT
TO THE CUSTODY AGREEMENT

THIS ELEVENTH AMENDMENT effective as of the last date on the signature block, to the Custody Agreement (the “Agreement”) dated as of December 21, 2018, as amended, is entered into by and between TIDAL ETF TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit B, as amended to add the following ETF:

FoliBeyond Rising Rates ETF

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

1. Amended Exhibit B of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Eleventh Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TIDAL ETF TRUST	U.S. BANK NATIONAL ASSOCIATION

By: /s/ Eric Falkeis	By: /s/ Michael D. Barolsky

Name: Eric Falkeis	Name: Michael D. Barolsky

Title: President	Title: Senior Vice President

Date: 9/24/2021	Date: 9/24/2021

Amended Exhibit B to the Custody Agreement

Separate Series of Tidal ETF Trust

Name of Series

Aware Ultra-Short Duration Enhanced Income ETF

SoFi Select 500 ETF
SoFi Next 500 ETF
SoFi Social 50 ETF
SoFi Gig Economy ETF
SoFi Weekly Income ETF
SoFi Weekly Dividend ETF

RPAR Risk Parity ETF

SP Funds Dow Jones Global Sukuk ETF
SP Funds S&P 500 Sharia Industry Exclusions ETF
SP Funds S&P Global REIT Sharia ETF

Adasina Social Justice All Cap Global ETF

Leatherback Long/Short Absolute Return ETF
Leatherback Long/Short Alternative Yield ETF

ATAC US Rotation ETF
ATAC Credit Rotation ETF

Gotham Enhanced 500 ETF

Sound Fixed Income ETF
Sound Enhanced Fixed Income ETF
Sound Equity Income ETF
Sound Enhanced Equity Income ETF
Sound Total Return ETF

Euclid Capital Growth ETF

Acruence Active Hedge U.S. Equity ETF

American Customer Satisfaction ETF

SonicSharesTM Airlines, Hotels, Cruise Lines ETF
SonicSharesTM Global Shipping ETF

iClima Global Decarbonization Transition Leaders ETF
iClima Distributed Renewable Energy Transition Leaders ETF

Robinson Alternative Yield Pre-Merger SPAC ETF

ZEGA Buy and Hedge ETF

FolioBeyond Rising Rates ETF
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